UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 14, 2013

The WhiteWave Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12002 Airport Way

Broomfield, CO 80021

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 635-4000

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to this Item 8.01, The WhiteWave Foods Company (the “Company”) is supplementing and updating the Risk Factors contained in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 19, 2013. Unless otherwise indicated, the terms the “Company,” “we,” “us” and “our” refer to the Company.

Risk Factors

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in our SEC filings, including our consolidated financial statements and the related notes included in the 2012 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed by the Company with the SEC on May 9, 2013, before deciding whether to invest in our common stock. We describe below what we believe are currently the material risks and uncertainties we face, but they are not the only risks and uncertainties we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

If we fail to anticipate and respond to changes in consumer preferences, demand for our products could decline.

Consumer tastes and preferences are difficult to predict and evolve over time. Demand for our products depends on our ability to identify and offer products that appeal to these shifting preferences. Factors that may affect consumer tastes and preferences include:

•	dietary trends and increased attention to nutritional values, such as the sugar, fat, protein, or calorie content of different foods and beverages;

•	concerns regarding the health effects of specific ingredients and nutrients, such as sugar, other sweeteners, dairy, soybeans, nuts, oils, vitamins, and minerals;

•	concerns regarding the public health consequences associated with obesity, particularly among young people; and

•	increasing awareness of the environmental and social effects of product production.

If consumer demand for our products declines, our sales volumes and our business could be negatively affected.

We may not be able to implement successfully our growth strategy for our brands on a timely basis or at all.

We believe that our future success depends, in part, on our ability to implement our growth strategy of leveraging our existing brands and products to drive increased sales. Our ability to implement this strategy depends, among other things, on our ability to:

•	enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of our products;

•	compete successfully in the product categories in which we choose to operate;

•	introduce new and appealing products and innovate successfully on our existing products;

•	develop and maintain consumer interest in our brands; and

•	increase our brand recognition and loyalty.

We may not be able to implement this growth strategy successfully, and our high rates of sales and income growth may not be sustainable over time. Our sales and results of operations will be negatively affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

Our product categories face a high level of competition, which could negatively impact our sales and results of operations.

We face significant competition in each of our product categories. Competition in our product categories is based on product innovation, product quality, price, brand recognition and loyalty, effectiveness of marketing, promotional activity, and our ability to identify and satisfy consumer tastes and preferences. We believe that our brands have benefited in many cases from being the first to introduce products in their categories, and their success has attracted competition from other food and beverage companies that produce branded products, as well as from private label competitors. Some of our competitors, such as Groupe Danone, General Mills, Inc., Kraft Foods Inc., and Nestle S.A., have substantial financial and marketing resources. These and other competitors may be able to introduce innovative products more quickly or market their products more successfully than we can, which could cause our growth rate in certain categories to be slower than we have forecasted and could cause us to lose sales. Furthermore, private label competitors are generally able to sell their products at lower prices because private label products typically have lower marketing costs than their branded counterparts. If our products fail to compete successfully with other branded or private label offerings in the industry, demand for our products and our sales volumes could be negatively impacted.

Additionally, due to high levels of competition in our product categories, certain of our key retailers may demand price concessions on our products or may become more resistant to price increases for our products. Increased price competition and resistance to price increases have had, and may continue to have, a negative effect on our results of operations.

The loss of any of our largest customers could negatively impact our sales and results of operations.

Our largest customer, Wal-Mart Stores, Inc., and its subsidiaries, including Sam’s Club, accounted for 18.0% of our total net sales in 2012, and our top five customers, collectively, accounted for 40.3% of our total net sales in 2012. We do not generally enter into written agreements with our customers, and where such agreements exist, they are generally terminable at will by the customer. The loss of any large customer for an extended period of time could negatively affect our sales and results of operations.

Erosion of the reputation of one or more of our leading brands could negatively impact our sales and results of operations.

Nearly all of our net sales derive from sales of our branded products and, in recent years, growth in our business has resulted primarily from the strength of these products. Our financial success is directly dependent on consumer and customer perception of our brands, including Silk, International Delight, LAND O LAKES, Horizon Organic, Alpro, and Provamel. The success of our brands may suffer if our marketing plans or product initiatives do not have the desired impact on a brand’s image or its ability to attract consumers or if consumer or customer perceptions of our brands or our products change unfavorably. In addition, the reputation of our brands may suffer if any trademarks associated with our products are perceived negatively by consumers or customers. For example, certain of our products are marketed under trademarks we have licensed from third parties, such as LAND O LAKES, Almond Joy, Cold Stone, Cinnabon, Hershey’s, TruMoo, and YORK, and we are unable to control the quality of other products that third parties produce and market under those trademarks and trade names. Our results of operations could be negatively affected if the reputation of one or more of our brands suffers damage due to real or perceived quality issues with our products, or if we are found to have violated any applicable laws or regulations.

Our continued success depends on our ability to innovate successfully and to innovate on a cost-effective basis.

A key element of our growth strategy is to introduce new and appealing products and to successfully innovate on our existing products. Success in product development is affected by our ability to anticipate consumer preferences, to leverage our research and development (“R&D”) technical capabilities, and to utilize our management’s ability to launch new or improved products successfully and on a cost-effective basis. Furthermore, the development and introduction of new products requires substantial R&D and marketing expenditures, which we may not be able to finance or which we may be unable to recover if the new products do not achieve commercial success and gain widespread market acceptance. If we are unsuccessful in our product innovation efforts and demand for our existing products declines, our business could be negatively affected.

Reduced availability of raw materials and other inputs, as well as increased costs for our raw materials and other inputs, could adversely affect us.

Our business depends heavily on raw materials and other inputs, such as conventional and organic raw milk, packaging, sweeteners, petroleum-based products, almonds, organic and non-genetically modified (“non-GMO”) soybeans, butterfat, and other commodities. Our raw materials are generally sourced from third-party suppliers, and we are not assured of continued supply, pricing, or exclusive access to raw materials from any of these suppliers. In addition, a substantial portion of our raw materials are agricultural products, which are vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, frost, earthquakes, and pestilence. Adverse weather conditions and natural disasters also can lower dairy and crop yields and reduce supplies of these ingredients or increase their prices. Other events that adversely affect our third-party suppliers and that are out of our control could also impair our ability to obtain the raw materials and other inputs that we need in the quantities and at the prices that we desire. Such events include problems with our suppliers’ businesses, finances, labor relations, costs, production, insurance, and reputation. Over the past several years, we have experienced increased costs as a result of weather conditions and other events outside our and our suppliers’ control and this may continue given recent weather conditions, which may negatively affect our business.

The organic ingredients (including milk, other dairy-related products, and soybeans) and non-GMO ingredients (including soybeans that our North American business sources exclusively from the United States and Canada) for our products are less plentiful and available from fewer suppliers than their conventional counterparts. Competition with other manufacturers in the procurement of organic and non-GMO product ingredients may increase in the future if consumer demand for organic and non-GMO products increases. In addition, the dairy industry continues to experience periodic imbalances between supply and demand for organic raw milk. Industry regulation and the costs of organic farming compared to costs of conventional farming can impact the supply of organic raw milk in the market. Oversupply levels of organic raw milk can increase competitive pressure on our products and pricing, while supply shortages can cause product shortages and higher costs to us. Cost increases in raw materials and other inputs could cause our profits to decrease significantly compared to prior periods, as we may be unable to increase our prices to offset the increased cost of these raw materials and other inputs. If we are unable to obtain raw materials and other inputs for our products or offset any increased costs for such raw materials and inputs, our business could be negatively affected.

Failure to maintain sufficient internal production capacity or to enter into co-packing agreements on terms that are beneficial for us may result in our inability to meet customer demand and/or increase our operating costs and capital expenditures.

The success of our business depends, in part, on maintaining a strong production platform and we rely on internal production resources and third-party co-packers to fulfill our manufacturing needs. Certain of our manufacturing plants are operating at high rates of utilization. We have expanded our production capabilities in several facilities and are planning several additional expansions in 2013 and 2014, but we may need to increase our reliance on third parties, including current and former wholly-owned subsidiaries of Dean Foods Company (“Dean Foods”), to provide manufacturing and supply services, commonly referred to as “co-packing” agreements, for a number of our products. A failure by our co-packers to comply with food safety, environmental, or other laws and regulations may disrupt our supply of products. In addition, we have experienced, and expect to continue to experience, increased distribution and warehousing costs due to capacity constraints resulting from our growth. We are currently investing to enhance our distribution and warehousing capabilities, but the expected benefits of such investments may not be realized. If we need to enter into additional co-packing, warehousing or distribution agreements in the future, we can provide no assurance that we would be able to find acceptable third-party providers or enter into agreements on satisfactory terms or at all. Our inability to maintain sufficient internal capacity or establish satisfactory co-packing, warehousing and distribution arrangements could limit our ability to operate our business or implement our strategic growth plan, and could negatively affect our sales volumes and results of operations. In addition, we may need to expand our internal capacity, which could require significant capital expenditures. If we cannot maintain sufficient production, warehousing and distribution capacity, either internally or through third-party agreements, we may be unable to meet customer demand and/or our manufacturing, distribution and warehousing costs may increase, which could negatively affect our business.

An economic downturn could negatively affect our sales and results of operations.

The branded food and beverage industry is sensitive to changes in international, national, and local economic conditions. The most recent economic downturn has had an adverse effect on consumer spending patterns. Consumers may shift purchases to lower-priced or private label products or forego certain purchases altogether. They may also reduce the number of organic and premium products that they purchase because organic and premium products generally have higher retail prices than their conventional counterparts. Lower consumer demand resulting from an economic downturn could decrease our sales volumes and negatively affect our results of operations.

We may incur liabilities, experience harm to our reputation, or be forced to recall products as a result of real or perceived product quality or other product-related issues.

We sell products for human consumption, which involves a number of risks. Product contamination, spoilage, other adulteration, misbranding, or product tampering could require us to recall products. We also may be subject to liability if our products or operations violate applicable laws or regulations, including environmental, health, and safety requirements, or in the event our products cause injury, illness, or death. In addition, our product advertising could make us the target of claims relating to false or deceptive advertising under U.S. federal and state laws, including the consumer protection statutes of some states, or laws of other jurisdictions in which we operate. For example, we were named in a total of eight putative class action mislabeling complaints filed in U.S. District Courts beginning in 2011. Six of these suits allege generally that we lack scientific substantiation for certain product claims primarily related to our Horizon Organic products supplemented with DHA Omega-3, and two of these suits allege that our use of certain nomenclature on our labels is misleading. A significant product liability, consumer fraud, or other legal judgment against us or a widespread product recall would negatively impact our profitability. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. Even if a product liability, consumer fraud, or other claim is found to be without merit or is otherwise unsuccessful, the negative publicity surrounding such assertions regarding our products or processes could materially and adversely affect our reputation and brand image, particularly in categories that are promoted as having strong health and wellness credentials. Any loss of consumer confidence in our product ingredients or in the safety and quality of our products would be difficult and costly to overcome.

Disruption of our supply or distribution chains could adversely affect our business.

Damage or disruption to our manufacturing or distribution capabilities due to weather, natural disaster, fire, environmental incident, terrorism, pandemic, strikes, the financial or operational instability of key suppliers, distributors, warehousing, and transportation providers, or other reasons could impair our ability to manufacture or distribute our products. For example, the loss of any of Alpro’s distribution partners for local representation in Europe could negatively affect our business. If we are unable or it is not financially feasible to mitigate the likelihood or potential impact of such events, our business and results of operations could be negatively affected and additional resources could be required to restore our supply chain.

Our indebtedness could adversely affect our financial condition and ability to operate our business, and we may incur additional debt.

As a result of indebtedness we incurred in connection with our initial public offering, we have substantial debt and financial obligations. As of June 1, 2013, we had outstanding borrowings of $729.0 million under our $1.35 billion senior secured credit facilities, of which $496.3 million consisted of term loan borrowings and $232.7 million consisted of borrowings under the $850 million revolving portion of our senior secured credit facilities. In addition, we had additional borrowing capacity of approximately $617.3 million under our senior secured credit facilities, which amount will vary over time depending on our financial covenants and operating performance.

Our debt levels and the terms of our financing arrangements:

•	require us to dedicate significant cash flow from operations to the payment of principal of, and interest on, our debt, which will reduce the funds we have available for other purposes;

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions, to fund growth or for general corporate purposes;

•	limit our future ability to refinance our indebtedness on terms acceptable to us or at all;

•	may cause us to be competitively disadvantaged, including by reducing our flexibility in responding to increased competition;

•	limit our flexibility in planning for or reacting to changes in our business and market conditions or in funding our strategic growth plan; and

•	impose on us financial and operational restrictions.

Our debt level and the terms of our financing arrangements could adversely affect our financial condition and limit our ability to successfully implement our growth strategy.

Our ability to meet our debt service obligations will depend on our future performance, which will be affected by the other risk factors described herein. If we do not generate enough cash flow to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell our assets, borrow more money or raise equity. There is no guarantee that we will be able to take any of these actions on a timely basis, on terms satisfactory to us, or at all.

Our senior secured credit facilities bear interest at variable rates. If market interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow.

The credit agreement governing our senior secured credit facilities contains various covenants that impose restrictions on us that may affect our ability to operate our business.

The credit agreement governing our senior secured credit facilities contains covenants that, among other things, restrict our ability to:

•	borrow money or guarantee debt;

•	create liens;

•	make specified types of investments and acquisitions;

•	pay dividends on or redeem or repurchase stock;

•	enter into a new line of business;

•	enter into transactions with affiliates; and

•	sell assets or merge with other companies.

These restrictions on the operation of our business could harm us by, among other things, limiting our ability to take advantage of financing, merger and acquisition, and other corporate opportunities.

Various risks, uncertainties, and events beyond our control could affect our ability to comply with these covenants. A default would permit lenders to accelerate the maturity of the debt under the credit agreement and to foreclose upon the collateral securing the debt.

We may not be able to successfully complete strategic acquisitions, establish joint ventures, or integrate brands that we acquire.

We intend to continue to grow our business in part through the acquisition of new brands or products and the establishment of joint ventures in the United States, in Europe, and globally. We cannot be certain that we will successfully be able to:

•

identify suitable acquisition candidates or joint venture partners and accurately assess their value, growth potential, strengths, weaknesses, contingent and other liabilities, and potential profitability;

•	secure regulatory clearance for our acquisitions and joint ventures;

•	negotiate acquisitions and joint ventures on terms acceptable to us; or

•	integrate any acquisitions that we complete.

Acquired companies or brands may not achieve the level of sales or profitability that justify our investment in them, or an acquired company may have unidentified liabilities for which we, as a successor owner, may be responsible. These transactions typically involve a number of risks and present financial and other challenges, including the existence of unknown disputes, liabilities, or contingencies and changes in the industry, location, or regulatory or political environment in which these investments are located, that may arise after entering into such arrangements.

The success of any acquisitions we complete will depend on our ability to effectively integrate the acquired brands or products into our existing operations. We may experience difficulty entering new categories or geographies, integrating new products into our product mix, integrating an acquired brand’s distribution channels and sales force, achieving anticipated cost savings, or retaining key personnel and customers of the acquired business. Integrating an acquired brand into our existing operations requires management resources and may divert management’s attention from our day-to-day operations. If we are not successful in integrating the operations of acquired brands, or in executing strategies and business plans related to our joint ventures, our business could be negatively affected.

We may have to pay cash, incur debt, or issue equity, equity-linked, or debt securities to pay for any such acquisition, any of which could adversely affect our financial results. Furthermore, we are restricted in our ability to issue equity or equity-linked securities and incur debt under the agreements that we entered into with Dean Foods in connection with our initial public offering. Under the tax matters agreement, we are restricted in our ability to issue shares of our capital stock to complete strategic acquisitions. In order to maintain the tax-free status of the contribution, the Distribution, or any Tax-Free Disposition, we are restricted, and for a period of two years following the Distribution we will continue to be restricted, in our ability to issue, sell, redeem, or repurchase stock or other securities (including securities convertible into our stock) and to effect a merger of the Company or one of our subsidiaries into another entity. In addition, the sale of equity or equity-linked securities to finance any such acquisitions could result in dilution to our stockholders, or, in the case of the issuance of equity, equity-linked, or debt securities, those securities may have rights, preferences, or privileges senior to those of our Class A common stock or Class B common stock. Additional indebtedness would result in increased fixed obligations and could also result in additional operational restrictions that would impede our ability to manage our operations. The “Distribution” refers to Dean Foods’ distribution to its stockholders of an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on May 17, 2013, the record date for the Distribution, on May 23, 2013. A “Tax-Free Disposition” refers to any debt-for-equity exchange or a tax-free distribution of all or a portion of Dean Foods’ ownership interest in us to Dean Foods’ stockholders.

We may need additional financing in the future, and we may not be able to obtain that financing.

From time to time, we may need additional financing to support our business and pursue our growth strategy, including for strategic acquisitions. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked, or debt securities, those securities may have rights, preferences, or privileges senior to those of our Class A common stock or Class B common stock, and, in the case of equity and equity-linked securities, our existing stockholders may experience dilution.

Our results of operations will fluctuate from quarter to quarter, which makes them difficult to predict.

Our quarterly financial results have fluctuated in the past and will fluctuate in the future. Additionally, the separation of our business from Dean Foods’ businesses was completed in October 2012, so we have limited operating history as a stand-alone business, which makes it difficult to forecast our future results. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	product quality issues or negative publicity about our products or ingredients;

•	investments that we make to acquire new brands, launch products and market our brands;

•	changes in consumer preferences and discretionary spending;

•	internal production capabilities and the costs of warehousing and distribution arrangements;

•	availability of raw materials and fluctuations in their prices; and

•	variations in general economic conditions.

As a result of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year.

Our international operations subject us to business risks that could cause our revenue and profitability to decline.

Based upon current distribution, we estimate that our products are sold in over 50 countries worldwide. Sales to customers outside of the United States accounted for 18.8%, 20.7%, and 21.0% of our total net sales in the years ended December 31, 2012, 2011, and 2010, respectively. Risks associated with our operations outside of the United States include:

•

legal and regulatory requirements in multiple jurisdictions that differ from those in the United States and change from time to time, such as tax, labor, and trade laws, as well as laws that affect our ability to manufacture, market, or sell our products;

•	foreign currency exposures;

•	political and economic instability, such as the recent debt crisis in Europe;

•	trade protection measures and price controls; and

•	diminished protection of intellectual property in some countries.

If one or more of these business risks occur, our business and results of operations could be negatively affected.

Loss of our key management or other personnel, or an inability to attract such management and other personnel, could negatively impact our business.

We depend on the skills, working relationships, and continued services of key personnel, including our experienced senior management team. We also depend on our ability to attract and retain qualified personnel to operate and expand our business. If we lose one or more members of our senior management team, or if we fail to attract talented new employees, our business and results of operations could be negatively affected.

Labor disputes could adversely affect our business.

As of June 1, 2013, approximately 41% of our employees participated in collective bargaining agreements or had works council representation. Our collective bargaining agreements are scheduled to expire at various times over the next five years. A strike, work slowdown, or other labor unrest could in some cases impair our ability to supply our products to customers, which could result in reduced revenue and customer claims, and may distract our management from focusing on our business and strategic priorities.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands.

We consider our intellectual property rights, particularly our trademarks, but also our patents, trade secrets, copyrights, and licenses, to be a significant and valuable aspect of our business. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright, and trade secret laws, as well as licensing agreements, third-party confidentiality, nondisclosure, and assignment agreements, and by policing third-party misuses of our intellectual property. Our failure to obtain or maintain adequate protection of our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of our intellectual property, may diminish our competitiveness and could materially harm our business.

We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, cause us to cease making, licensing, or using products that incorporate the challenged intellectual property, require us to redesign or rebrand our products or packaging, divert management’s attention and resources, or require us to enter into royalty or licensing agreements to obtain the right to use a third party’s intellectual property. Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. Additionally, a successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products, any of which could have a negative effect on our results of operations.

A failure to renew or a termination of our licenses for the use of other parties’ intellectual property could result in the loss of significant sales.

We have entered into license agreements to use certain trademarks, service marks, and trade names, such as TruMoo, LAND O LAKES, Almond Joy, Cold Stone, Cinnabon, Hershey’s, and YORK, to brand and market some of our products. In addition, we have entered into a license agreement with DSM Nutritional Products, the owner of Martek Biosciences Corporation, to use products covered by a patent for supplementing certain of our premium dairy and soy products with DHA Omega-3. These agreements are scheduled to expire at various dates in the future. We cannot guarantee that we will be able to renew these licenses on acceptable terms upon expiration or at all or that we will be able to acquire new licenses to use other popular trademarks or proprietary products or processes. The termination or expiration of a license agreement would cause us to lose the sales and any associated profits generated pursuant to such license and in certain cases could result in an impairment charge for related intangible assets.

Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation.

We are party to various litigation claims and legal proceedings. We evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our current assessments and estimates.

Our business is subject to various environmental and health and safety laws and regulations, which may increase our compliance costs or subject us to liabilities.

Our business operations are subject to numerous requirements in the United States and the European Union relating to the protection of the environment and health and safety matters, including the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the National Organic Standards of the U.S. Department of Agriculture, as well as similar state and local statutes and regulations in the United States and in each of the countries in which we do business in Europe. These laws and regulations govern, among other things, air emissions and the discharge of wastewater and other pollutants, the use of refrigerants, the handling and disposal of hazardous materials, and the cleanup of contamination in the environment. We could incur significant costs, including fines, penalties and other sanctions, cleanup costs, and third-party claims for property damage or personal injury as a result of the failure to comply with, or liabilities under, environmental, health, and safety requirements. New legislation, as well as current federal and other state regulatory initiatives relating to these environmental matters, could require us to replace equipment, install additional pollution controls, purchase various emission allowances, or curtail operations. These costs could negatively affect our results of operations and financial condition.

Violations of laws or regulations related to the food industry, as well as new laws or regulations or changes to existing laws or regulations related to the food industry, could adversely affect our business.

The food production and marketing industry is subject to a variety of federal, state, local, and foreign laws and regulations, including food safety requirements related to the ingredients, manufacture, processing, storage, marketing, advertising, labeling, and distribution of our products, as well as those related to worker health and workplace safety. Our activities, both in and outside of the United States, are subject to extensive regulation. We are regulated by, among other federal and state authorities, the U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), and the U.S. Departments of Agriculture, Commerce, and Labor, as well as by similar authorities abroad within the regulatory framework of the European Union and its members. Governmental regulations also affect taxes and levies, healthcare costs, energy usage, immigration, and other labor issues, all of which may have a direct or indirect effect on our business or those of our customers or suppliers. In particular, throughout 2010 and 2011, the dairy industry was the subject of increased government scrutiny. In 2010, the Obama administration initiated a review of existing federal dairy policies in order to consider potential changes to those policies. The U.S. farm bill, the primary tool regulating federal dairy policy, has been reauthorized through September 30, 2013; however, future reauthorization is uncertain. The farm bill includes the Dairy Product Price Support Program, which currently is set to expire on December 31, 2013. The federal agency and congressional review process, and legislative activity in connection with the farm bill, may result in changes to the dairy industry that we cannot anticipate or control and that may have a negative effect on our business. In addition, the marketing and advertising of our products could make us the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations, and we may be subject to initiatives that limit or prohibit the marketing and advertising of our products to children. We are also subject to federal laws and regulations relating to our organic products and production. For example, as required by the National Organic Program (“NOP”), we rely on third parties to certify certain of our products and production locations as organic. Because the Organic Foods Production Act of 1990, which created the NOP, was so recently adopted, many regulations and informal positions taken by the NOP are subject to continued review and scrutiny. Changes in these laws or regulations or the introduction of new laws or regulations could increase our compliance costs, increase other costs of doing business for us, our customers, or our suppliers, or restrict our actions, which could adversely affect our results of operations. In some cases, increased regulatory scrutiny could interrupt distribution of our products, as could be the case in the United States as the FDA enacts the recently-passed Food Safety Modernization Act of 2011, or force changes in our production processes and our products. Further, if we are found to be in violation of applicable laws and regulations in these areas, we could be subject to civil remedies, including fines, injunctions, or recalls, as well as potential criminal sanctions, any of which could have a material adverse effect on our business.

As a public company, we are subject to changing rules and regulations of federal and state securities regulators, as well as the stock exchange on which our common stock is listed. These entities, including the Public Company Accounting Oversight Board, the SEC, and The New York Stock Exchange (the “NYSE”), have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by Congress. Our efforts to comply with these requirements have resulted, and are expected to continue to result, in an increase in expenses and a diversion of management’s time from other business activities.

Increases in costs of medical and other employee health and welfare benefits may reduce our profitability.

With approximately 2,700 employees, our profitability is substantially affected by costs of current and post-retirement medical and other employee health and welfare benefits. These costs can vary substantially as a result of changes in health care laws and costs. These factors may increase the cost of providing medical and other employee health and welfare benefits. We can provide no assurance that we will succeed in limiting future cost increases. If we do not succeed, our profitability could be negatively affected.

Risks Related to Our Affiliation With Dean Foods

We may not realize the benefits from being a stand-alone public company that we anticipated.

Prior to our initial public offering in October 2012, we operated as a wholly-owned subsidiary of Dean Foods rather than as a stand-alone public company. We may not realize the potential benefits from being a stand-alone public company that we anticipated prior to our initial public offering. These potential benefits include:

•	enhancing our market recognition with investors;

•	allowing our management to focus its efforts on our business and strategic priorities;

•	eliminating conflicts in the allocation of capital between us and other Dean Foods businesses by providing us with direct access to the debt and equity capital markets;

•	increasing our ability to attract and retain employees by providing equity compensation tied to our business; and

•	improving our ability to pursue acquisitions through the use of shares of our common stock as consideration.

For example, although we have direct access to the debt and equity capital markets, we may not be able to issue debt or equity on terms acceptable to us or at all. The availability of shares of our common stock for use as consideration for acquisitions does not ensure that we will be able to successfully pursue acquisitions or that the acquisitions will be successful, and even with equity compensation tied to our business, we may not be able to attract and retain employees as desired. Moreover, our tax matters agreement with Dean Foods contains restrictions that may limit our ability to realize some of these benefits. We also may not fully realize the anticipated benefits of being a stand-alone public company if any of the risks identified in this “Risk Factors” section, or other events, were to occur. If we do not realize the potential benefits from being a stand-alone public company for any reason, our business may be negatively affected.

Our historical financial information is not necessarily representative of the results we would have achieved as a stand-alone public company prior to October 2012 and may not be a reliable indicator of our future results.

We derived our historical financial information, for all periods ending prior to January 1, 2013, from Dean Foods’ consolidated financial statements. This information does not necessarily reflect the financial position, results of operations, and cash flows we would have achieved as a stand-alone public company during the periods presented, or those that we will achieve in the future.

This is primarily because of the following factors:

•

Prior to our initial public offering in October 2012, we operated as a wholly-owned subsidiary of Dean Foods, rather than as a stand-alone company. Dean Foods historically performed various corporate services for us, including executive management, supply chain, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury, and other services. Our historical financial information reflects allocations of corporate expenses from Dean Foods for these and similar functions. These allocations may not reflect the costs we have incurred or will incur for similar services as a stand-alone public company.

•

We entered into agreements that formalized and, in certain cases, modified our ongoing commercial arrangements with certain current and former wholly-owned subsidiaries of Dean Foods. Under these agreements, the current and former wholly-owned subsidiaries of Dean Foods agreed to continue to manufacture and/or sell and distribute our products on our behalf, supply us with certain raw materials and other inputs, and provide certain other services. These agreements were negotiated among representatives of Dean Foods’ business platforms and, we believe, reflect substantially the terms that we would have been able to obtain from third parties, taking into account the nature of certain ongoing customer relationships. These agreements only became effective at the time of or following our initial public offering and the estimates and assumptions included in our financial forecasts with respect to the costs we will incur and the revenues and profits that we will receive under these agreements may not be accurate or complete.

•

Our historical financial information has not been adjusted and does not reflect changes that we have experienced as a result of becoming a stand-alone public company. These changes include (1) changes in our cost structure, personnel needs, tax structure, and business operations, (2) changes in our management, (3) potential increased costs associated with reduced economies of scale, and (4) increased costs associated with corporate governance, investor and public relations, and public company reporting and compliance.

Therefore, our historical financial information may not necessarily be indicative of our future financial position, results of operations, or cash flows, and the occurrence of any of the risks discussed in this “Risk Factors” section, or any other event, could cause our future financial position, results of operations, or cash flows to materially differ from our historical financial information. While we have been profitable as part of Dean Foods, we cannot assure you that our profits will continue at a similar level as a stand-alone public company.

Our ability to operate our business effectively may suffer if we do not, quickly and cost effectively, establish our own financial, administrative, and other support functions, and we cannot assure you that the transitional services Dean Foods has agreed to provide us will be sufficient for our needs.

Prior to our initial public offering in October 2012, we relied on financial, administrative, and other resources of Dean Foods to operate our business. In conjunction with our separation from Dean Foods and the Distribution, we created our own financial, administrative, and other support systems and contracted with third parties to replace Dean Foods’ systems. We have entered into a transition services agreement with Dean Foods under which we are providing marketing, R&D, and other transitional services to Dean Foods, and Dean Foods is providing certain transitional services to us, including supply chain, information technology, human resources, payroll, and risk management. These services may not be sufficient to meet our needs. After our agreement with Dean Foods expires, we may not be able to obtain these services at as favorable prices or on as favorable terms.

Any failure or significant downtime in our own support systems or in the support systems that Dean Foods uses to provide transition services to us during the transitional period could negatively impact our results of operations or prevent us from paying our suppliers and employees, executing business combinations, or performing administrative or other services on a timely basis, which could negatively affect our results of operations. For example, our production and distribution facilities and inventory management utilize information technology to increase efficiencies and limit costs. Furthermore, a significant portion of the communications among our personnel, customers, and suppliers depends on information technology.

Our agreements with Dean Foods and the desire to preserve the tax-free status of the contribution, the Distribution, the debt-for-equity exchange and any Tax-Free Disposition by Dean Foods limit our ability to take certain corporate actions following the Distribution, and we could owe significant tax indemnification payments to Dean Foods if the Distribution, or any Tax-Free Disposition is taxable as a result of actions by us or acquisitions of our stock or assets.

Our business strategy anticipates future acquisitions and development of new products. However, in order to preserve the tax-free status of the contribution, the Distribution, and any Tax-Free Disposition, we are subject to certain restrictions on actions related to our common stock, including the issuance, sale, redemption or repurchase of our common stock. These restrictions could substantially limit our strategic and operational flexibility.

In addition, we generally have agreed to indemnify Dean Foods and its affiliates against any and all taxes incurred by them relating to the contribution, the Distribution, and any Tax-Free Disposition failing to be tax-free to the extent such taxes are caused by our actions or acquisitions of our stock or assets by any person other than Dean Foods or its affiliates. If we were to become liable under such indemnity, it would result in a significant liability to us as such taxes would likely be substantial.

Third parties may seek to hold us responsible for liabilities of Dean Foods that we have not assumed in our agreements with Dean Foods.

Third parties may seek to hold us responsible for Dean Foods’ retained liabilities. Pursuant to our agreements with Dean Foods, Dean Foods has agreed to indemnify us for claims and losses relating to certain of these retained liabilities. However, if those liabilities are significant and we are ultimately held liable for them, we cannot assure you that we will be able to recover the full amount of our losses. For example, certain of Dean Foods’ defined benefit retirement plans are not fully funded. While Dean Foods has retained responsibility for such plans and is obligated to indemnify us for any liabilities under such retained plans, there can be no assurance that we will not be ultimately responsible for any liabilities under such plans.

Risks Related to Ownership of Common Stock

Our stock price has been, and may continue to be, volatile or may decline regardless of our operating performance, and, as a result, you could lose all or a significant part of your investment.

The market price of our common stock is likely to be volatile, in part because our Class A common stock and Class B common stock have been traded publicly only since October 2012 and May 2013, respectively. In addition, the market price of our common stock may be influenced by many factors, some of which are beyond our control, including those described above in “—Risks Related to Our Business and Industry” and the following:

•	the failure of securities analysts to cover our Company or changes in financial estimates by analysts;

•	our inability to meet the financial estimates of analysts who follow our Company;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, significant contracts, acquisitions, joint marketing relationships, joint ventures, or capital commitments;

•	variations in our quarterly results of operations and those of our competitors;

•	general economic and stock market conditions;

•	changes in conditions or trends in our industry, geographies, or customers;

•	terrorist acts;

•	future sales of our common stock or other securities;

•	any Tax-Free Disposition;

•	perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	actual or anticipated growth rates relative to our competitors; and

•	speculation by the investment community regarding our business.

In addition, the stock markets, including the NYSE, have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities issued by many companies, including companies in our industry. In the past, some companies that have had volatile market prices for their securities have been subject to class action or derivative lawsuits. The filing of a lawsuit against us, regardless of the outcome, could have a negative effect on our business, financial condition, and results of operations, as it could result in substantial legal costs and a diversion of management’s attention and resources.

As a result of these factors, and as a result of the potential continued volatility in the prices of our common stock, investors in our Class A common stock may not be able to resell their shares at or above the price at which they bought such shares or may not be able to resell them at all. These market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volumes of our Class A common stock and Class B common stock are low. This volatility may increase the risk that our stockholders will suffer a loss of all or a significant portion of their investments or be unable to sell their shares or otherwise liquidate their holdings of our Class A common stock.

Future sales, or the perception of future sales of our common stock, or a Tax-Free Disposition or other disposition, could depress the price of our common stock.

The trading prices of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market, including such sales by Dean Foods. Except pursuant to lock-up arrangements that we may enter into from time to time, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The perceptions that these sales, a Tax-Free Disposition or other disposition might occur could depress the trading prices of our common stock. In addition, these sales, a Tax-Free Disposition or other disposition by Dean Foods, or the possibility that such transactions may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Finally, we may issue shares of common stock from time to time as consideration for future acquisitions, investments, or other corporate purposes. In the event any such acquisition, investment, or other transaction is significant, the number of shares of common stock that we issue may in turn be significant.

Failure to maintain effective internal controls in accordance with The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) could have a material adverse effect on our business and stock price.

As a public company with SEC reporting obligations, we are required to document and test our internal control procedures to satisfy the requirements of Section 404 of Sarbanes-Oxley (“Section 404”), which will require annual assessments by management and our independent registered public accounting firm of the effectiveness of our internal control over financial reporting beginning with our financial statements as of and for the year ending December 31, 2013. During the course of our testing, we may identify deficiencies that we are unable to remediate in a timely manner. Testing and maintaining our internal control over financial reporting may also divert management’s attention from other matters that are important to the operation of our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not be able or willing to issue an unqualified report on the effectiveness of our internal control over financial reporting. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing, and remediation actions or its effect on our operations because there is presently no precedent available by which to measure compliance adequacy. Moreover, any material weakness or other deficiencies in our internal control over financial reporting may impede our ability to file timely and accurate reports with the SEC. Any of the above could cause investors to lose confidence in our reported financial information or our common stock listing on the NYSE to be suspended or terminated, which could have a negative effect on the trading price of our common stock.

Our costs have increased significantly as a result of operating as a public company, and our management is required to devote substantial time to complying with public company regulations.

Prior to our initial public offering, we operated our business as a wholly-owned subsidiary of a public company. Following our initial public offering, as a public company with separate SEC reporting, regulatory, and stock exchange listing requirements, we have incurred, and expect to continue to incur, additional legal, accounting, compliance, and other expenses that we had not incurred prior to our initial public offering. We are obligated to file with the SEC annual and quarterly information and other reports that are specified in Section 13 and other sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore need to have the ability to prepare financial statements that are compliant with all SEC reporting requirements on a timely basis. In addition, we are subject to other reporting and corporate governance requirements, including certain requirements of the NYSE and certain provisions of Sarbanes-Oxley and the regulations promulgated thereunder, which impose significant compliance obligations upon us.

Sarbanes-Oxley and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as new rules subsequently implemented by the SEC and the NYSE, have increased regulation of, and imposed enhanced disclosure and corporate governance requirements on, public companies. We are committed to maintaining high standards of corporate governance and public disclosure, and our efforts to comply with evolving laws, regulations, and standards in this regard are likely to result in increased marketing, selling, and administrative expenses, as well as a diversion of management’s time and attention from revenue-generating activities to compliance activities. These changes require a significant commitment of additional resources. We may not be successful in implementing these requirements, and implementing them could materially adversely affect our business, results of operations, and financial condition. We also expect these recent regulations to increase our legal and financial compliance costs, make it more difficult to attract and retain qualified officers and members of our Board of Directors, particularly to serve on our Audit Committee, and make some activities more difficult, time-consuming, and costly. In addition, if we fail to implement the required controls with respect to our internal accounting and audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired. If we do not implement such required controls in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or the NYSE. Any such action could harm our reputation and the confidence of investors and clients in our Company and could negatively affect our business and cause the price of our common stock to decline.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We do not expect to pay cash dividends on our common stock for the foreseeable future. Any future dividends will be within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law, and other factors that our Board of Directors may deem relevant. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of potential gain for the foreseeable future. The market price for our Class A common stock in the future might not exceed the price that you pay for our Class A common stock. Furthermore, we may not generate sufficient cash from operations in the future to pay dividends on our Class A common stock.

Provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and the General Corporation Law of the State of Delaware (“DGCL”) could prevent or delay an acquisition or other change in control of our Company that may be beneficial to our stockholders.

Our amended and restated certificate of incorporation, amended and restated by-laws, and provisions of the DGCL to which we are subject contain provisions that could discourage, delay, or prevent a change in control of our Company or changes in our Board of Directors and management that the stockholders of our Company may deem advantageous.

Our amended and restated certificate of incorporation, amended and restated by-laws, and the DGCL contain provisions that could make it more difficult for a third party to acquire us without the consent of our Board of Directors. These provisions include restrictions on the ability of our stockholders to remove directors, the inability of our stockholders to fill vacancies on our Board of Directors, in certain instances supermajority voting requirements for stockholders to amend our amended and restated certificate of incorporation and amended and restated by-laws, prohibition on action by our stockholders by written consent, advance notice requirements for stockholder proposals and director nominations, and the inability of our stockholders to call special meetings of stockholders. In addition, our Board of Directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Moreover, we are subject to the restrictions on business combinations set forth in Section 203 of the DGCL, which generally prohibit us from engaging in a business combination with a person who owns in excess of 15% of our outstanding voting stock for a period of three years after the time of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless, among other exceptions, the transaction is approved in a prescribed manner. Although we believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics and thereby provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

Further, our Board of Directors is divided into three classes with staggered three-year terms. Our amended and restated certificate of incorporation provides that our Board of Directors will be declassified over a period of approximately two years, beginning with the 2015 annual meeting of our stockholders and ending upon the 2017 annual meeting of our stockholders, after which our directors will serve for one-year terms. While our Board of Directors is classified into three classes, the staggered board could prevent a party who acquires control of a majority of the outstanding voting power of our capital stock from obtaining control of the board until the second annual meeting of stockholders following the date the acquiror obtains the controlling share interest. The staggered board provision may discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

The value of our Class A common stock may be adversely affected by the superior voting rights associated with our Class B common stock, and holders of our Class B common stock have the ability to significantly influence the election and removal of directors.

The holders of our Class A common stock and Class B common stock generally have identical rights, except that holders of our Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and holders of our Class B common stock are entitled to ten votes per share with respect to election and removal of directors and one vote per share on all other matters submitted to a vote of stockholders. The ten-to-one voting ratio between our Class B common stock and our Class A common stock with respect to the election and removal of directors will permit the holders of our Class B common stock collectively to exert significant influence over the election and removal of directors. Although our Class B common stock has traded at a discount to our Class A common stock to date since the Distribution, the difference between the voting rights of our Class A common stock and our Class B common stock could adversely affect the value of our Class A common stock to the extent that investors ascribe value to the superior voting rights of our Class B common stock with respect to the election and removal of directors.

On June 10, 2013, we announced that our Board of Directors has established a record date of August 16, 2013 and a meeting date of September 24, 2013 for a special meeting of our stockholders to consider and vote upon a proposal to approve the conversion of all outstanding shares of our Class B common stock into shares of our Class A common stock. In accordance with our amended and restated certificate of incorporation, our Board of Directors has determined that the holders of our Class A common stock and the holders of our Class B common stock entitled to vote at the special meeting will vote on such proposal together, as a single class. Dean Foods received a private letter ruling from the Internal Revenue Service indicating that such single-class vote will not affect the tax-free treatment of the Distribution or any debt-for-equity exchange. This proposal will be considered approved upon the affirmative vote of a majority of the votes cast by the holders of all of the shares of common stock present or represented at the meeting. Such conversion will be effective on the close of business on the date on which such proposal is approved by our stockholders. However, there can be no assurance that our stockholders will approve such proposal, particularly in light of the superior voting rights with respect to the election and removal of directors associated with our Class B common stock. In the absence of stockholder approval of such proposal, our Class B common stock will continue to have voting rights with respect to the election and removal of directors that are superior to those of our Class A common stock and, therefore, the holders of our Class B common stock will be able to exercise significant influence over the election and removal of directors.

In addition, we believe the existence of two classes of publicly-traded common stock has resulted in less liquidity for both classes of our common stock than if we had only one class of common stock.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning business strategy, among other things, including anticipated trends and developments in and management plans for our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to us as of the filing date of this Current Report on Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	THE WHITEWAVE FOODS COMPANY

	By:	/s/ Roger E. Theodoredis
Roger E. Theodoredis Executive Vice President, General Counsel and Secretary